CONTACT:	James M. Pach	Devin Sullivan
	Principal Financial Officer	Senior Vice President
	(630) 845-4500	The Equity Group Inc.
(212) 836-9608

FOR IMMEDIATE RELEASE
FUEL TECH REPORTS 2018 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS
Increased Revenues, Improved Cost Structure Drive Profitable Q4 and FY 2018

Q4 2018 Overview

•	Revenues rose 18.2% to $15.8 million from $13.4 million in Q4 2017

•	SG&A declined to $4.8 million from $4.9 million in Q4 2017

•	Operating income from continuing operations increased to $0.9 million from $0.4 million in Q4 2017

•	Adjusted EBITDA improved to $1.2 million from $0.6 million

•	At December 31, 2018:

•	$18.1 million in total cash and equivalents, including restricted cash

•	$4.9 million of net cash provided by operating activities

•	Debt free

WARRENVILLE, Ill. - March 14, 2019 - Fuel Tech, Inc. (NASDAQ: FTEK), a technology company providing advanced engineering solutions for the optimization of combustion systems, emissions control and water treatment in utility and industrial applications, today reported financial results for the fourth quarter (“Q4 2018”) and full year ended December 31, 2018.
“We ended 2018 with two of the strongest quarters in recent history,” said Vincent J. Arnone, Chairman, President, and CEO of Fuel Tech. “In Q4 2018, specifically, revenues rose at our Air Pollution Control (“APC”) and FUEL CHEM® segments, SG&A declined on a quarterly comparative basis for the fourth consecutive quarter, and we generated operating income from continuing operations of $0.9 million. For all of 2018, revenues increased by 25.2%, SG&A declined by 11.3% and we reported our first annual operating profit since 2013. We ended the year with over $18.0 million in total cash and are debt free.
“Our consolidated financial performance in 2018 included the negative impact of our China operations (“Beijing Fuel Tech”). For the full year of 2018, Beijing Fuel Tech generated an operating loss of $1.9 million and revenues of just $3.0 million. As previously announced, we have commenced the process of suspending our operations in China and expect that this will be substantially completed by the end of Q2 2019. As we complete our planned suspension activities in 2019, the negative impact of Beijing Fuel Tech’s operating losses on Fuel Tech’s overall performance will dissipate.”
He continued, “Our APC solutions portfolio continued to demonstrate flexibility and adaptability with respect to fuel source. In 2018, approximately 60% of total APC revenue was derived from natural gas applications, up from 21% in 2017 and 4% in 2016. Our ability to apply our technology suite to natural gas-fired applications is critical for our Company, as the fuel mix for new power generation sources has shifted dramatically in favor of natural gas and away from other fossil fuels. For our FUEL CHEM business, which predominantly assists coal-fired power generation in their effort to burn lower-quality fuels more cleanly and efficiently, we had a nice improvement in revenue generation in 2018 versus 2017. Coal as a fuel source for power generation is likely to be a part of the fuel mix in the U.S. for many years to come, and we expect to maintain a consistent level of revenue contribution from this business segment in the near-term.
“We continue to progress in developing our new water treatment business. We are in discussions with multiple potential customers and we target to have a demonstration up-and-running by early Q2 2019. We now have a mobile demonstration-scale system ready to be deployed and can respond rapidly to a customer request. While we do not expect our water treatment technology venture to have a significant impact on near-term results, we do look forward to it being a significant contributor in future years.”
Mr. Arnone concluded, “We have successfully emerged from executing on a multi-year program of cost reduction and rationalization initiatives. The completion of the suspension of our China operation in 2019 will enable improved profitability for the Company as a whole, and for full year 2019 we expect to generate both income from continuing operations and positive cash flow for the second consecutive year. Further business development for our APC and FUEL CHEM business segments remains as priority. We are currently pursuing a pipeline of opportunities with an aggregate value of greater than $100 million that covers all fuel sources, involves the application of the entirety of our product line and serves customers in multiple geographies. We are also looking forward to our first commercial efforts in water treatment.”
Q4 2018 Results Overview
Consolidated revenues rose 18.2% to $15.8 million from $13.4 million in Q4 2017, reflecting higher revenues at APC and FUEL CHEM.
Gross margin declined to 37.3% of revenues from 42.0% in Q4 2017, due to the mix between APC and FUEL CHEM revenues recognized during the quarter. With an increase in APC revenues in Q4 2018 as compared to Q4 2017, the overall weighted average margin on a consolidated basis declined.
SG&A expenses declined to $4.8 million, or 30.2% of revenues, from $4.9 million, or 36.5% of revenues, in Q4 2017.

Net income from continuing operations was $0.9 million, or $0.04 per diluted share, compared to net income from continuing operations of $1.0 million, or $0.04 per diluted share, in Q4 2017. Results for Q4 2017 were revised to include an income tax benefit of $0.6 million reflecting a deferred tax liability associated with the historical goodwill of FUEL CHEM.
Net income was $0.9 million, or $0.04 per diluted share, as compared to a net loss of $(0.7) million, or $(0.03) per diluted share, in Q4 2017.
Results for Q4 2018 included revenues of $0.6 million from Beijing Fuel Tech as compared to $1.6 million in Q4 2017, and operating losses of $0.4 million for both Q4 2018 and Q4 2017.
APC segment revenues rose by 11.4% to $10.5 million from $9.5 million in Q4 2017, driven by the conversion of new orders. APC gross margin was $3.2 million, or 30.4%, as compared to $3.8 million, or 39.9%, in Q4 2017. The decline in gross margin in Q4 2018 was due to product line and geographical mix as compared to the prior year’s quarter.
FUEL CHEM segment revenues rose 34.6% to $5.3 million from $3.9 million in Q4 2017, reflecting favorable weather conditions and the addition of a new coal-fired unit at an existing customer in the midwestern US during Q3 2018. Segment gross margin was 51.1% in Q4 2018 and 47.2% in Q4 2017.
Research and development expenses for Q4 2018 and Q4 2017 were $0.3 million.
Capital projects backlog at December 31, 2018 was $12.4 million, $11.0 million of which was domestic.
Adjusted EBITDA for Q4 2018 rose to $1.2 million from Adjusted EBITDA of $0.6 million in Q4 2017.
Balance Sheet Data
At December 31, 2018, cash and cash equivalents were $18.1 million, including restricted cash of $6.0 million. Net cash provided by operating activities was $4.9 million, shareholders’ equity was $34.1 million, or $1.38 per share, and the Company had zero debt.
2018 Annual Results
Consolidated revenues for 2018 rose 25.2% to $56.5 million from $45.2 million in 2017, due primarily to the reasons cited above.
Gross margin declined to 35.5% of revenues from 39.9% in 2017, due to the mix between APC and FUEL CHEM revenues recognized during the year.
SG&A expenses for the year declined 11.3% to $18.6 million from $20.9 million in 2017. On a total dollar basis, SG&A for the year decreased by $2.4 million.

Net income from continuing operations was $85,000, or $0.00 per share, compared to a net loss from continuing operations of $(6.5) million, $(0.28) per share, in 2017. Results for 2017 were revised to include the above-referenced income tax benefit of $0.6 million.
Net loss for 2018 was $28,000, or $0.00 per diluted share, as compared to a net loss of $(10.5) million, or $(0.44) per diluted share, in 2017.
Results for 2018 included revenues of $3.0 million from Beijing Fuel Tech as compared to $8.0 million in 2017, and operating losses of $1.9 million as compared to operating losses of $1.3 million in 2017.
Adjusted EBITDA was $1.5 million compared to an Adjusted EBITDA loss of $(3.5) million last year.
Conference Call
Management will host a conference call on Friday, March 15, 2019 at 10:00 am ET / 9:00 am CT to discuss the results and business activities. Interested parties may participate in the call by dialing:

•	(877) 423-9820 (Domestic)

•	(201) 493-6749 (International)

The conference call will also be accessible via the Upcoming Events section of the Company’s web site at www.ftek.com. Following management’s opening remarks, there will be a question and answer session. For those who cannot listen to the live broadcast, an online replay will be available at www.ftek.com.

About Fuel Tech

Fuel Tech develops and commercializes state-of-the-art proprietary technologies for air pollution control, process optimization, water treatment, and advanced engineering services. These technologies enable customers to operate in a cost-effective and environmentally sustainable manner. Fuel Tech is a leader in nitrogen oxide (NOx) reduction and particulate control technologies and its solutions have been in installed on over 1,200 utility, industrial and municipal units worldwide. The Company’s FUEL CHEM® technology improves the efficiency, reliability, fuel flexibility, boiler heat rate, and environmental status of combustion units by controlling slagging, fouling, corrosion and opacity. Water treatment technologies include DGI™ Dissolved Gas Infusion Systems which utilize a patented nozzle to deliver supersaturated oxygen solutions and other gas-water combinations to target process applications or environmental issues. This infusion process has a variety of applications in the water and wastewater industries, including remediation, aeration, biological treatment and wastewater odor management. Many of Fuel Tech’s products and services rely heavily on the Company’s exceptional Computational Fluid Dynamics modeling capabilities, which are enhanced by internally developed, high-end visualization software. For more information, visit Fuel Tech’s web site at www.ftek.com.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as defined in Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect Fuel Tech’s current expectations regarding future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. Fuel Tech has tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “plan,” “expect,” “estimate,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on information currently available to Fuel Tech and are subject to various risks, uncertainties, and other factors, including, but not limited to, those discussed in Fuel Tech’s Annual Report on Form 10-K in Item 1A under the caption “Risk Factors,” and subsequent filings under the Securities Exchange Act of 1934, as amended, which could cause Fuel Tech’s actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Fuel Tech undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those detailed in Fuel Tech’s filings with the Securities and Exchange Commission.

Fuel Tech, Inc.
Consolidated Balance Sheets
(in thousands of dollars, except share and per-share data)

	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$12,039	$8,366
Restricted cash	6,020	1,020
Marketable securities	—	6
Accounts receivable, net	18,399	19,690
Inventories, net	957	945
Prepaid expenses and other current assets	3,184	3,592
Income taxes receivable	118	129
Total current assets	40,717	33,748
Property and equipment, net	5,976	6,272
Goodwill	2,116	2,116
Other intangible assets, net	1,164	1,671
Restricted cash	—	5,000
Assets held for sale	485	485
Other assets	1,261	1,192
Total assets	$51,719	$50,484
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,499	$9,065
Accrued liabilities:
Employee compensation	1,563	1,487
Income taxes payable	—	73
Other accrued liabilities	6,099	5,098
Total current liabilities	17,161	15,723
Deferred income taxes	171	169
Other liabilities	335	420
Total liabilities	17,667	16,312
COMMITMENTS AND CONTINGENCIES (Note 9)
Stockholders’ equity:
Common stock, $.01 par value, 40,000,000 shares authorized, 24,825,891 and 24,777,001 shares issued, and 24,170,585 and 24,132,910 outstanding in 2018 and 2017, respectively	248	248
Additional paid-in capital	138,992	138,760
Accumulated deficit	(102,495)	(102,672)
Accumulated other comprehensive loss	(1,285)	(768)
Nil coupon perpetual loan notes	76	76
Treasury stock, 655,306 and 644,091 shares in 2018 and 2017, respectively, at cost	(1,484)	(1,472)
Total shareholders’ equity	34,052	34,172
Total liabilities and shareholders’ equity	$51,719	$50,484

FUEL TECH, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except share and per-share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Revenues	$15,827	$13,386	$56,535	$45,166
Costs and expenses:
Cost of sales	9,926	7,761	36,471	27,144
Selling, general and administrative	4,775	4,887	18,564	20,933
Restructuring charge	—	—	—	119
Research and development	259	290	1,073	1,070
Intangible assets abandonment and building impairment	—	—	317	2,965
Total Costs and Expenses	14,960	12,938	56,425	52,231
Operating income (loss) from continuing operations	867	448	110	(7,065)
Interest income	3	2	6	10
Other expense	61	(16)	2	(60)
Income (loss) from continuing operations before income taxes	931	434	118	(7,115)
Income tax benefit (expense)	(31)	570	(33)	580
Net income (loss) from continuing operations	900	1,004	85	(6,535)
Loss from discontinued operations (net of income tax benefit of $0 in 2018 and 2017)	(4)	(1,676)	(113)	(3,914)
Net income (loss)	$896	$(672)	$(28)	$(10,449)
Net income (loss) per common share:
Basic
Continuing operations	$0.04	$0.04	$—	$(0.28)
Discontinued operations	$—	$(0.07)	$—	$(0.16)
Basic net income (loss) per common share	$0.04	$(0.03)	$—	$(0.44)
Diluted
Continuing operations	$0.04	$0.04	$—	$(0.28)
Discontinued operations	$—	$(0.07)	$—	$(0.16)
Diluted net income (loss) per common share	$0.04	$(0.03)	$—	$(0.44)
Weighted-average number of common shares outstanding:
Basic	24,171,000	24,133,000	24,164,000	23,872,000
Diluted	24,784,000	24,133,000	24,164,000	23,872,000

Fuel Tech, Inc.
Consolidated Statements of Comprehensive (Loss) Income
(in thousands of dollars)

	For the years ended December 31,
	2018	2017	2016
Net loss	$(28)	$(10,449)	$(17,388)
Other comprehensive income (loss):
Foreign currency translation adjustments	(513)	802	(6)
Unrealized losses from marketable securities, net of tax	(4)	(2)	(6)
Total other comprehensive income (loss)	(517)	800	(12)
Comprehensive loss	$(545)	$(9,649)	$(17,400)
See notes to consolidated financial statements.

Fuel Tech, Inc.
Consolidated Statements of Cash Flows
(in thousands of dollars)

	For the years ended December 31,
	2018	2017	2016
OPERATING ACTIVITIES
Net loss	$(28)	$(10,449)	$(17,388)
Loss from discontinued operations	113	3,914	2,800
Net income (loss) from continuing operations	85	(6,535)	(14,588)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	654	1,312	1,780
Amortization	193	215	1,118
Loss on disposal of equipment	142	304	60
Provision for doubtful accounts, net of recoveries	(64)	—	(111)
Deferred income taxes	2	(534)	1,196
Stock compensation expense, net of forfeitures	233	1,389	1,991
Intangible assets abandonment and building impairment	317	2,965	2,074
Excess and obsolete inventory provision	78	228	825
Changes in operating assets and liabilities:
Accounts receivable	848	113	3,522
Inventories	(108)	(134)	446
Prepaid expenses, other current assets and other non-current assets	251	(1,084)	2,893
Accounts payable	521	2,500	(2,445)
Accrued liabilities and other non-current liabilities	1,897	(2,439)	699
Net cash provided by (used in) operating activities - continuing operations	5,049	(1,700)	(540)
Net cash used in operating activities - discontinued operations	(122)	(1,868)	(2,198)
Net cash provided by (used in) operating activities	4,927	(3,568)	(2,738)

INVESTING ACTIVITIES
Purchases of equipment and patents	(570)	(492)	(940)
Proceeds from the sale of equipment	1	2	2
Net cash used in investing activities	(569)	(490)	(938)

FINANCING ACTIVITIES
Taxes paid on behalf of equity award participants	(12)	(258)	(172)
Net cash used in financing activities	(12)	(258)	(172)
Effect of exchange rate fluctuations on cash	(673)	856	10
Net increase (decrease) in cash, cash equivalents and restricted cash	3,673	(3,460)	(3,838)
Cash, cash equivalents and restricted cash at beginning of period	14,386	17,846	21,684
Cash, cash equivalents and restricted cash at end of period	$18,059	$14,386	$17,846

Supplemental Cash Flow Information:
Cash paid for:
Interest	$—	$—	$—
Income taxes paid	$27	$31	$368
See notes to consolidated financial statements.

FUEL TECH, INC.
BUSINESS SEGMENT FINANCIAL DATA
(Unaudited)
(in thousands)

For the three Months Ended December 31, 2018	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$10,545	$5,282	$—	$15,827
Cost of sales	(7,342)	(2,584)	—	(9,926)
Gross margin	3,203	2,698	—	5,901
Selling, general and administrative	—	—	(4,775)	(4,775)
Research and development	—	—	(259)	(259)
Operating income (loss) from continuing operations	$3,203	$2,698	$(5,034)	$867

For the three Months Ended December 31, 2017	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$9,462	$3,924	$—	$13,386
Cost of sales	(5,691)	(2,070)	—	(7,761)
Gross margin	3,771	1,854	—	5,625
Selling, general and administrative	—	—	(4,887)	(4,887)
Research and development	—	—	(290)	(290)
Operating income (loss) from continuing operations	3,771	1,854	(5,177)	448

For the twelve months ended December 31, 2018	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$38,417	$18,118	$—	$56,535
Cost of sales	(27,382)	(9,089)	—	(36,471)
Gross margin	11,035	9,029	—	20,064
Selling, general and administrative	—	—	(18,564)	(18,564)
Research and development	—	—	(1,073)	(1,073)
Intangible assets abandonment	—	—	(317)	(317)
Operating income (loss) from continuing operations	$11,035	$9,029	$(19,954)	$110

For the twelve months ended December 31, 2017	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$27,808	$17,358	$—	$45,166
Cost of sales	(18,478)	(8,666)	—	(27,144)
Gross margin	9,330	8,692	—	18,022
Selling, general and administrative	—	—	(20,933)	(20,933)
Restructuring charge	(58)	(61)	—	(119)
Research and development	—	—	(1,070)	(1,070)
Building impairment	—	—	(2,965)	(2,965)
Operating income (loss) from continuing operations	$9,272	$8,631	$(24,968)	$(7,065)

Note: Fuel Tech is an integrated company that segregates its financial results into two reportable segments, both providing advanced technology and engineering solutions for the optimization of combustion systems in utility and industrial applications. The “Other” classification includes those profit and loss items not allocated by Fuel Tech to each reportable segment.

FUEL TECH, INC.
GEOGRAPHIC INFORMATION

(Unaudited)
(in thousands)

For the years ended December 31,	2018	2017	2016
Revenues:
United States	$43,887	$29,510	$42,545
Foreign	12,648	15,656	12,616
	$56,535	$45,166	$55,161

As of December 31,	2018	2017
Assets:
United States	$36,784	$29,945
Foreign	14,935	20,539
	$51,719	$50,484

FUEL TECH, INC.
RECONCILIATION OF GAAP NET LOSS TO EBITDA AND ADJUSTED EBITDA
(Unaudited)
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Net income (loss)	$896	$(672)	$(28)	$(10,449)
Interest income	(3)	(2)	(6)	(10)
Income tax (benefit) expense	31	(570)	33	(580)
Depreciation expense	152	237	654	1,312
Amortization expense	35	30	193	492
EBITDA	1,111	(977)	846	(9,235)
Intangible assets abandonment and building impairment	—	—	317	2,965
Intangible assets impairment (discontinued operations)	—	1,354	57	1,354
Stock compensation expense	98	182	233	1,389
ADJUSTED EBITDA	$1,209	$559	$1,453	$(3,527)

Adjusted EBITDA
To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (GAAP), the Company has provided an Adjusted EBITDA disclosure as a measure of financial performance. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation expense, amortization expense, stock compensation expense, and intangible assets abandonment and building impairment. The Company's reference to these non-GAAP measures should be considered in addition to results prepared in accordance with GAAP standards, but are not a substitute for, or superior to, GAAP results.
Adjusted EBITDA is provided to enhance investors' overall understanding of the Company's current financial performance and ability to generate cash flow, which we believe is a meaningful measure for our investor and analyst communities. In many cases non-GAAP financial measures are utilized by these individuals to evaluate Company performance and ultimately determine a reasonable valuation for our common stock. A reconciliation of Adjusted EBITDA to the nearest GAAP measure of net income (loss) has been included in the above financial table.